As filed with the Securities and Exchange Commission on January 2, 2009
Registration No. [ 333-153866]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form S-1 Filed: 2008-10-03
Amended to be Filed on Form S-11

Form S-11
Registration Statement
Under
The Securities Act of 1933, As Amended

1st & 10 Properties, Corp.
(Exact name of registrant as specified in charter)

7918 Indigo Ridge Terrace,
 Bradenton Fl 34201
Telephone 1 (941) 284-4117
(Address, including zip code and telephone number, including area code of principal executive offices

Joseph Kandel
President
7918 Indigo Ridge Terrace
 Bradenton FL 34201
Telephone 1 (941) 284-4117

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Primary Offering, Common Stock, $0.00001 par value per share	10,000,000 (1)	$ 2.00 (2)	$20,000,000	$786

(1) (2)
Registrant’s common stock as is being offered on a best efforts basis.
Registrant proposed maximum offering price at $2.00 per share is arbitrary, with an aggregate public offering price not to exceed $20,000,000. Estimated solely for the purpose of determining the registration fee pursuant to Rule 45(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED: January 2, 2009

PROSPECTUS

1st & 10 Properties, Corp.

10,000,000 shares of Common Stock
$2.00 per Share
$20,000,000

This is our initial public offering of common stock. The initial public offering price is $2.00 per share. No public market currently exists for our common stock. We are selling 10,000,000 shares of common stock, $.00001 par value per share. This represents 38.1% of the total outstanding shares based on the maximum amount of the offering. We are a real estate company specializing in  what we consider are higher market priced properties located in the Southwest region of the State of Florida and mid-range priced vacation homes. While we further develop our business plans, we have not engaged in marketing the properties.   Prior to this offering there has been no public market for the shares. The initial public offering price of the shares has been arbitrarily determined by us and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. We are a Florida corporation. We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. If we do use any underwriters or pay any commissions then we will supplement this offering with the details of the firm or firms we use and any and all arrangements we confirm and we shall only make such arrangements with licensed securities firms. No one has agreed to buy or place any of our shares. The offering will terminate no later than April 30, 2009, unless legally extended, and unless a minimum of 250,000 Shares, $500,000, are sold by that time any prior subscription proceeds will be returned with 0 % interest per annum. We will hold the proceeds in a Company account with a commercial bank in Florida until the minimum is reached in which case proceeds will be released to the Company and if not reached, we will return the proceeds with interest as stated above.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 250,000 Shares and the maximum subscription is 10,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, any such market will be sustained. We anticipate, subject to our intended satisfaction of requirements for trading, that trading of the shares will eventually be conducted through what is customarily known as the "pink sheets” or on the National Quotation Bureau's Over-The-Counter Electronic Bulletin Board (the "Bulletin Board"). Any anticipated market for the Shares which may result will likely be less well developed than if the Shares were traded on NASDAQ or on an exchange. See "Risk Factors" and "The Offering."

There is no assurance we will reach sales of the maximum number of Shares being offered or that we will meet the requirements for any trading of our Shares or as to the range of price or sales volume of our Shares if trading does occur. Nor is there any assurance that purchaser of our Shares, with or without the existence of a trading market, will be able to readily dispose of their Shares or of the price at which they may sell their Shares.

Our officers and Directors may purchase the Shares sold in the offering under the same terms and conditions as the public investors. Such purchases, if made, will be for investment purposes only and not for redistribution. Such purchases may be made for the purpose of achieving the minimum offering. There are no plans or agreements for any such purchases at this time.

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. See the discussion under the caption "Risk Factors" herein.

	PER SHARE	MINIMUM	MAXIMUM

Public offering price[1]	$2.00	$500,000	$20,000,000
Underwriting discounts and commissions	none	none	none
Proceeds, before expenses, to us2	$2.00	$500,000	$20,000,000

(1)
We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3 percent non-accountable expenses.

(2)	Before deduction of offering expenses estimated to be $75,000 for the maximum and $15,000 for the minimum to be raised.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 2, 2009

Table of Contents

Summary	4
Risk Factors	6
Determination of Offering Price Use of Proceeds	8 9
Plan of Distribution	10
Capitalization	10
Dilution	10
Business	11
Management Discussion of Analysis of Condition and Results of Operations	13
Ownership of Common Stock	15
Principal Shareholders	16
Management	16
Certain Transactions	18
Description of Securities	18
Shares Eligible for Future Sale	19
Available Information	19
Dividend Policy	20
Stock Transfer Agent	20
Escrow Agent	20
Index to Financial Statements	21

Summary

This summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

The Company corporate name is 1st & 10 Properties, Corp. We were incorporated in the State of Florida on February 19, 2008 by our founder, Joseph Kandel, also Director, officer and controlling shareholder.

Mr. Kandel formed 1st & 10 Properties, Corp. to capitalize on the increase in market supply of luxury homes ($1,000,000 and up) in foreclosure in the Sarasota / Bradenton (Southwest part of Florida) market along with mid-range priced vacation homes ($200,000-$500,000) which make for, subject to funding and other conditions, attractive acquisition by the Company and eventual commercial sale or disposition.

We plan to purchase and manage luxury properties and mid-range vacation homes which we believe can be purchased well below the cost to rebuild the same property. Our mission is to achieve large capital gains and income from the purchase and subsequent resale of our properties with a long-term goal of developing self-storage facilities and apartment complexes considerate of the location and real estate market conditions.  Southwest Florida, in our opinion, has shown an ability to rebound from economic weakness time and time again. Even during good market conditions, opportunities abound.  Due to the large number of retirees, which move to the area during their golden years to take advantage of the great weather, quick sale situations abound.  According to Mr. Kandel, and his opinion based on sixteen years of local real estate experience,  luxury properties ($1,000,000 and up) are highly marketable while satisfying the on-going demands of discriminating and affluent homebuyers.

Our principal executive offices are located at 7918 Indigo Ridge Terrace, Bradenton FL 34201 and our telephone number is (941) 284-4117.

We are in the development stage and have no operating history. No representation is made or implied that we will be able to continue our activities profitably. Our subsistence is dependent initially upon sufficient proceeds being realized by us from this offering. Proceeds of this offering may be insufficient to enable us to conduct potentially profitable operations or to engage in any business endeavors. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation of any new business.

Since the incorporation of 1st & 10 Properties, Corp., we have not generated revenues. With limited financial resources, we may not be able to continue as a going concern. We have 2 officers and   4 directors and no employees.

 The Offering: The Company is offering on a Best Effort basis a maximum 10,000,000 shares of Common Stock, $.00001 par value at an offering price of $2.00 per Share and a minimum of 250,000 Shares. The full price will be payable at the time of subscription. The minimum total amount associated with this Offering is $500,000. Funds received from subscribers in this Offering will be held in escrow and released to the Company when subscriptions are received and accepted in the amount necessary to meet the minimum requirements.

The Offering will expire on April 30, 2009, unless extended by the Company in its sole discretion. See "The Offering - Structure and Timing of the Offering."

Unless otherwise indicated, the information in this Prospectus, irrespective of the date referenced, assumes that there is no exercise of any outstanding options or warrants to purchase additional shares. No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. In the event that substantially less than the net proceeds from the maximum offering are raised, our plans may be materially and adversely affected in that we may find it difficult, if not impossible, to realize our goals.   See "Risk Factors,” "Use of Proceeds" and "Proposed Business." If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital or, even if available, that such additional capital will be available on terms acceptable to us.

Business:  We plan to purchase and manage luxury properties along with mid-range vacation homes which can be purchased well below the cost to rebuild the same property. Our mission is to achieve large capital gains and income from the purchase and subsequent resale of high quality, upper middle to luxury residences.  The Company is striving to become a dealer of high end homes as well as developers of self storage facilities and apartment complex’s including custom-built houses for the upper middle, and luxury market segments. Based on his market knowledge, Mr. Kandel expects such properties to be highly marketable and saleable to a large number of discriminating and affluent buyers.

Competition: 1st & 10 Properties, Corp., Management is positioning the Company as an exclusive dealer appealing to the affluent buyer whose market can best be described as knowledgeable about luxury homes.  The Company believes that the strategy of acquiring homes in the $1,000,000 plus market will give the Company an advantage in the housing market and will place Company inventory in a category with few direct competitors yet potentially many ready consumers. By exhibiting these better value higher priced luxury homes, 1st & 10 Properties, Corp., inventory will show as a superior value when placed alongside other luxury homes in the high priced market according to Mr. Kandel and his market knowledge.  In addition to the high priced luxury market, Mr. Kandel believes mid range vacation homes have always been a popular market in Sarasota/Bradenton and will provide additional opportunities through rental and re-sale.  These properties will be targeted in high growth areas and convenient to shopping and an abundance of amenities.

Current Financial Resources: The Company has engaged in organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1933, as amended. No revenues have been realized since our formation.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and other operational expenses.

Dependence on Additional Financing: The rate of growth of the Company is dependent upon the successful completion of this Offering to commence the proposed plan of operation and the Company may need additional financing to fund corporate activities. Such financing may come from a variety of sources, including additional equity or debt offerings. No assurance can be given that any future financing, either equity or debt, will be available or, if available, obtained on terms acceptable to the Company. If such financing is required but is not available, the Company may be forced to significantly restrict, curtail or abandon its activities. This would have an adverse effect on the Company's business and financial condition. There can also be no assurance that the Company will survive as a viable commercial enterprise even if such additional financing is obtained. The issuance of any additional equity after the consummation of this Offering will dilute the ownership interests of the shareholders who purchase Shares in this Offering. See "Proposed Additional Transactions" and "Risk Factors - Dilution."

We believe that with the minimum capital raised, it will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1933, as amended, for a period of approximately one year.  No commitments to provide additional funds have been made by Management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company.

Irrespective of whether cash assets prove to be adequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash.

Risk Profile: An investment in the Shares involves significant risks and is suitable only for persons of substantial financial means who have no need for liquidity from such investment. See "Risk Factors".

In addition to the other information in this Prospectus, the accompanying risk factors should be carefully considered in evaluating the Company and its business before purchasing the Shares offered herein. An investment in the Shares offered herein is speculative in nature and involves a high degree of risk. No investment in the Shares should be made by any person who is not in a position to lose the entire amount of their investment.

Management: The Company’s President and Chief Executive Officer (“CEO”) is Joseph Kandel, who has been our President, CEO and Chairman of the Board of Directors since inception. Mr. Kandel has over 20 years of experience in real estate acquisition and management techniques. He is a Realtor and a licensed real estate agent in the State of Florida. He has extensive experience in construction and the development of real estate projects as well as property management.

Common Stock Authorized and Outstanding
Shares Authorized:	50,000,000	$0.00001 par value

Outstanding:
Prior to Offering:	16,210,000 Shares
After minimum Offering is sold:	16,460,000
After maximum Offering is sold:	26,210,000

Plan of Distribution: This is a direct participation and with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "Best Efforts" basis by our principal executive officers and Directors. We will supplement the registration statement of which this Prospectus is a part following its effectiveness to identify any selected broker-dealers at such time as such broker-dealers sell shares offered in this offering. All proceeds from subscriptions to purchase shares will be transmitted by us and any participating dealer to the escrow account by noon of the next business day after receipt. The Shares are offered by us on a "Best Efforts" 250,000 Share minimum, 10,000,000 Share Maximum, basis. In the event that the minimum of 250,000 shares are not sold by April 30, 2009, all proceeds raised will be returned promptly to subscribers in full with 0% interest thereon. Subscriptions are irrevocable unless subject to return because the Company did not achieve the minimum offering.

Use of Proceeds: Assuming that the entire offering will be sold, up to $75,000 of the money that we raise will be used to pay the expenses of the offering after escrow is released. We intend to apply substantially all of the net proceeds of this offering to purchase and develop an inventory of luxury homes, mid-range vacation homes. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

Risk Factors: The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: our short period of existence and limited resources; and the discretionary use of proceeds. See "Risk Factors," "Dilution" and "Use of Proceeds."

Escrowed Funds Not to Be Used for Salaries or Reimbursable Expenses: No funds will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on our behalf by our officers and Directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than our Board of Directors, all of whom are officers. See "Risk Factors," "Use of Proceeds" and "Certain Transactions."

Material Persons: Our officers, Directors and major shareholders are the only persons who have been instrumental in arranging our capitalization to date. No officer or director is acting as nominee for any persons or is otherwise under the control of any person or persons. There are no agreements, agreements in principle, or understandings with regard to compensation to be paid by us to any of our officers or Directors.

It is anticipated we may sell Shares to officers and Directors and that such persons may purchase the Shares offered. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of our shares. Such purchases may be used to reach the minimum or maximum amount required for closing in the event such amount is not reached as a result of purchases by the general public. Thus the officers and directors could purchase up to 100% of the amount required for closing if no sales are made to new shareholders. Such purchases will increase the equity interests already owned by the officers and directors.

Investors should carefully review the financial statements which are an integral part of this prospectus.

Dealers participating in this offering are required to deliver a copy of the final prospectus to any person who is expected to receive a confirmation of the sale at least 48 hours prior to the mailing of the confirmation.

Risk Factors

Our Securities are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in Shares of our common stock, investors may lose their entire investment

We are a development stage company that has a very limited operating history; we never earned any revenues and we may never achieve or sustain profitability.

We are a development stage company that has a very limited operating history; we have no revenues and we may never achieve or sustain revenues or profitability.  Our financial status creates a doubt whether we will continue as a going concern for more than 12 months from the date of this prospectus and, if we do not continue as a going concern, investors may lose their entire investment.

We have nominal assets and limited operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form S-11. If all the shares offered are sold, we will receive up to $20,000,000 proceeds net of offering expenses. There can be no assurance that such offering will be successful, investors may lose their entire investment

We have no track record upon which you can evaluate an investment in our shares.

We have no track record upon which you can evaluate an investment in our shares. We have a limited operating history and very limited indications of product acceptability upon which an evaluation of our proposed business can be based, investors may lose their entire investment

Our ability to achieve profitable operations is dependent upon a successful market entrant.

Our ability to achieve profitable operations is dependent upon a number of factors, including our ability to become a successful market entrant. Furthermore, our revenues, expenses and cash flow cannot be predicted with any certainty. Our expenses will be variable based on market conditions; investors may lose their entire investment

We  have no cash as of September 30, 2008 and if we are unable to raise more money we will be required to delay, scale back or eliminate key elements of our business plan.

We had no cash as of September 30, 2008 and if we are unable to raise more money we will be required to delay, scale back or eliminate key elements of our business plan. The same applies as of the date of this Prospectus.

We anticipate, based on our present operating plan and assumptions, that the minimum proceeds of this offering will be sufficient to satisfy our cash requirements for at least 12 calendar months. However, the shares that are being offered by us under this prospectus are being offered on a best efforts basis, so we may not be able to sell the maximum number, or any particular number, of shares in this offering and the net proceeds from any shares sold may not be sufficient to allow us to accomplish our business objectives.

Further, if we are unable to raise any significant funds in this offering, we will likely be required to seek additional capital from other sources in the future through additional equity or debt financing or credit facilities. Any additional equity financing that we obtain will likely involve substantial dilution to our shareholders, and any debt financing would increase the cost of our debt service requirements. It will be difficult for us to obtain additional capital in the future on acceptable terms or at all. To date, we have made attempts to identify possible sources for funding but have no commitments for any future funding. The type, timing and terms of such funding, if it is available at all, will be determined by prevailing conditions in the financial markets and our financial condition, among other factors. If we cannot obtain the financing we need we may have to significantly curtail or reduce our operations.

RISKS RELATING TO OUR BUSINESS

We may experience significant repair expenses or upgrade expenses

We may experience significant repair expenses or upgrade expenses, which would slow turnaround time, increase our costs and impair our ability to achieve profitability.

Currently, we do not have any properties available for purchase by the general public

Currently, we do not have any properties available for purchase by the general public. As a result, we have no meaningful data regarding the performance or maintenance requirements of our properties or any basis on which we can estimate total carrying costs. If we are subject to significant renovation requirements or property repairs, potential customers may determine that our properties are unreliable and may choose not to purchase them. Further, significant maintenance requirements will result in increased costs to us as a result of the costs of repair or renovation of our properties and the costs associated with researching and developing solutions to issues raised by such problems.

The marketing and sale of our properties will be subject to significant competition

The marketing and sale of our properties will be subject to significant competition.  Any property for sale locally is considered direct competition for our properties.

Our high end homes compete in a segment of the housing market which is competitive in style and price. The principal competitive factors affecting the market for our properties include product quality, appearance, design, price and neighborhood amenities. We may not be able to compete successfully against current and future competitors based on these and other factors. Most of our current and potential business competitors in the luxury market segments might achieve a higher level of brand recognition, have longer operating histories and/or have significantly greater financial, technical, marketing and other resources and could decide at any time to increase their resource commitments in our planned markets. Our potential competitors may include well known companies such as Christies, Sotheby’s and other major real estate firms even if only on a brokerage basis. It is possible that existing or future business competitors will develop programs that could significantly impact our ability to compete in our intended market niche.

We do not currently have a distribution channel for the sale of our properties other than the MLS, or Multiple Listing Service (a service with data input through a local real estate Brokerage and overseen by the local Association of Realtors, that includes active real estate listings for sale, pending sales, and sold properties) and Realtor related Internet sites and we might not be able to obtain a good distribution channel in the future.  We do expect to enhance those channels through newspaper and Internet use as funds are raised.

We intend to market our properties through direct sales and the establishment of independent sales representatives on a national and international basis and the further development of our current Internet website. We do not have any contractual arrangements with any sales and/or licensed real estate representatives. Our inability to contract with such sales representatives will have a material adverse impact on the sales of our properties. Moreover, even if we are able to reach an agreement with an independent sales representative, we can’t be sure that it will be on economic terms that are satisfactory to us or that the sales representatives will be able to successfully develop sales of our properties.  Our operations may become subject to significant governmental regulations in the future.

Especially if we are undertaking any renovations or repairs, existing governmental laws, regulations or policies and/or the adoption of new laws, regulations or policies relating to the environment, and safety, adherence may have a significant impact on how we do business as well as possible higher costs, cash expenditures and/or sales restrictions.

The Company and the housing industry as a whole are governed by and affected significantly by a substantial number of governmental regulations, which vary by state, region, county or city. In our primary market, the United States, governmental regulation has increased primarily out of concern for the environment, safety and the desire to make houses more fire and storm proof. In the future, these government regulatory requirements may also complicate our plans. New development and expansion may result in substantial expenses that could be unacceptable to our consumers.

Joseph Kandel, our President, Chairman, Majority Shareholder, and Chief Executive Officer, has the power to make all major decisions regarding our Company. He is also the only person knowledgeable about our business affairs and history and the loss of his services would likely result in the indefinite cessation of our operations.  Furthermore, since Mr. Kandel is our founder, no other person affiliated with, or employed by us, has the same extensive knowledge of our day-to-day operations or any knowledge regarding our history and past affairs. We currently have an employment agreement with Mr. Kandel as well as other certain key employees. We do not currently maintain key man life insurance coverage on Mr. Kandel but intend to do so after the funding of this offering in the amount of $5,000,000. We do not maintain insurance on the lives of our other executives.

Joseph Kandel owns 61.72% of the outstanding common stock. Mr. Kandel makes all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. He is in a position to elect Directors and to dictate all of our policies.

The proceeds from any payout on future insurance on Mr. Kandel’s life may not be sufficient to allow us to continue operations. We anticipate the hiring of new employees in connection with the planned expansion of our business. Our future success will depend in significant part on our ability to hire and retain key technical sales and senior management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.

MARKET RISKS

No market exists for the trading of our securities and no market may ever develop. Accordingly, you may not have any means of trading the shares you acquire in this offering.

A market does not presently exist for our securities and no assurance can be given that a market will ever develop. Consequently, you may not be able to liquidate your investment in our securities for an emergency or at any time, and the securities will not be readily acceptable as collateral for loans. Although we may endeavor to establish a trading market for our securities in the future, no assurance can be given as to the timing of this event or whether the market, if established, will be sufficiently liquid to enable an investor to liquidate his investment.

The application of the "penny stock" rules could adversely affect the market for our stock. The Securities Exchange Act of 1933, as amended, requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have: net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years; net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or average annual revenue of at least $6 million for each of the last three years.

We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

Deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares; provide detailed written disclosure to buyers of current price quotations

In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

Determination of Offering Price

The offering price for the common stock has been arbitrarily determined by us. The minimum subscription is 250,000 Shares and the maximum subscription is 10,000,000 shares. Prior to this offering, there has been no public market for the shares and there can be no assurance that a regular trading market will develop for the Shares after this offering or that, if developed, any such market will be sustained.

Use of Proceeds

In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. The table also shows how we will use the proceeds of the offering.

	Amount of Net Proceeds:
	at 5%(1)	at 100%(1)
Company Proceeds from the Offering:	$500,000/	$20,000,000
Less: Offering Expenses:	$15,000/	$75,000
Net Proceeds from Offering:	$485,000/	$19,925,000
	Use of Net Proceeds:
Purchase of Property	$101,850/	$17,840,750
General Working Capital (2):	$383,150/	$2,084,250
Total Use of Net Proceeds:	$485,000/	$19,925,000

(1)
We intend to utilize the proceeds from this offering in the priority set forth in this column whether or not such gross proceeds or a lesser amount are raised. No assurances are given that we will sell any shares.

(2)
The working capital (i.e., monies to be used, including but not limited to due diligence, travel and related out-of-pocket expenses and consulting fees, if any). Working capital also will be used to pay other costs of our operations, including legal fees and costs incurred in filing periodic reports under the federal securities laws. A portion of the gross proceeds raised hereby may be paid to officers, directors and consultants and their affiliates or associates for any of their out-of-pocket expenses relating to this offering. We have not established any limit on the amount of the gross proceeds that may be paid to officers, directors and consultants and their affiliates or associates for expenses of the offering. However, a portion of the proceeds raised hereby may be paid to those persons, directly or indirectly, as consultants' fees, advisors' fees, officers' salaries, directors' fees, and finder’s fees for acquisitions, purchase of shares or other payments, in accordance with an informal understanding among management. Management is not aware of any circumstances under which such policy may be changed.

The net proceeds of this offering may be used, in management's discretion, to make loans as short term investments in other real estate projects by developers (other than to officers and other affiliates). Further, no criteria has yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

We have not and do not presently intend to impose any limits or other restrictions on the amount or circumstances under which any such transactions may occur, except that none of our officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement of out-of-pocket offering expenses, any accrued salary and normal customary payments which would be expected under employment agreements. No assurance can be given that any potential conflicts of interest will be resolved in our favor or will otherwise cause us to lose potential opportunities.

None of the proceeds raised hereby will be used to make any loans to our management or their affiliates or associates of any of our shareholders. Further, we may not borrow funds from and use the proceeds to make payments to our management or their affiliates or associates.

The following identifies the Use of Proceeds, which will enable the Company to commence limited operations. Proceeds from a minimum subscribed offering will at least take the Company through its first year of acquiring properties, marketing and sales although on an extremely limited and modified basis. Management does anticipate the need for additional funds and the use of greater leverage (bank lending) up to 90% will have to be applied to the purchase of properties.  Sales are expected to generate a positive cash flow that may offset the total use of funds:

1. Staffing - Executive, Sales, Office and Property Management as well as taxes and benefits will be scaled back with a minimum or less than maximum offering completion

2. Working Capital - This account will be used to meet operating expense costs less advertising, commissions, salaries, benefits and funds for repairs and renovations.

3. Advertising & Marketing - Magazine, media advertising, shows, auctions, brochures and videos will also be lessened to a level which is less than optimal or desired.

4. Cost of Properties/Inventory - The Company’s planned pool of properties will be from 50 to 80 houses for the first year including an apartment complex and or self-storage facility. The cost of goods and inventory proceeds will be used to purchase properties at a cost of $100,000 per house if suitable mortgages can be obtained.

5. Refinancing & Debt - Repayment of loans due and accounts payable.

6. Fixed Asset Purchases - Purchases of new fixed assets necessary for properties marketing and sales.

Plan of Distribution

This is a direct participation with no commitment by anyone to purchase shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $2.00 per share until all shares are sold or until the offering is terminated or April 30, 2009

Authorized and Outstanding Common Stock

Shares of Common Stock	Authorized:	50,000,000/ $0.00001 par value
	Outstanding:
	Prior to Offering:	16,210,000
	After minimum of 250,000 is sold:	16,460,000
	After maximum of 10,000,000 is sold:	26,210,000

Capitalization

This table represents our capitalization as of May 31, 2008 as adjusted to give effect to this offering.

Common Stock, $.00001 par value	Authorized- 50,000,000 shares

Issued and Outstanding

		at 5% Shares	at 100%
Stockholders Equity:

Actual Shares Before Offering:	16,210,000 shares

	@5% 16,260,000 shares	500,000
	@100% 26,210,000 shares		20,000,000

	Paid in Capital from Offering	500,000	20,000,000

	Deficit Accumulated (147)

	Total Stockholders’ Equity $(147)	$499,853	$19,999,853

Dilution

We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders, subsequent stock distributions and purchasers of the shares in this offering with respect to the number of shares purchased, the total consideration paid and the average price per share paid.

Purchasers of our common stock in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The table below assumes that 5% amount of shares offered are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Initially Invested	16,210,000	98.5%	$162	0%	$.00001
New Investors	250,000	1.5%	$500,000	100%	$2.00

Total	16,460,000	100%	$500,162	100%	$.03

The table below assumes the maximum number of shares are sold.

	Shares Issued		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Initially Invested	16,210,000	61.9%	$162	0%	$.00001
New Investors	10,000,000	38.1%	$20,000,000	100%	$2.00

Total(1)	26,210,000	100%	$20,000,162	100%	$.76

As of September 31, 2008, the net tangible book value of our common stock was $(11,165) or ($.00) per share based on the 16,210,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 10,000,000 Shares, which is the maximum offered in this prospectus, at an offering price of $2.00 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $19,999,853 or $.76 per share, based on the 26,210,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $1.24 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

Shares	Shares
	5% sold	100% sold
Offering price	$2.00	$2.00
Net tangible book value before offering	$.00	$.00
Increase attributable to the offering	$.03	$0.76
Net tangible book value after giving effect to the offering	$.03	$0.76
Per share Dilution to new investors	$1.97	$1.24
Percent Dilution per share	99.7%	61.9%

We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

Business

Business Overview

Many investors, who purchased adjustable rate mortgages and have stopped paying their mortgages due to over extension, are selling short to get out from under their mortgages and making lender discounts available to the new buyers of those distressed properties.  According to Mr. Kandel, foreclosures are at an all time high and coupled with short sales, are creating the best buying opportunity since the great depression.  The Company wants to achieve a strong presence in this market by purchasing luxury homes mid-range villas, condos and town homes to rent then sell when the market has appreciated a minimum of fifty percent as Mr. Kandel projects will occur within four to five years in Sarasota/Bradenton area.  Our initial luxury target ranges start at $1,000,000, while the mid-range targets are between $200,000-$500,000 which have always been in high demand in this market, according to Mr. Kandel and his knowledge of the Sarasota/Bradenton markets. The units of interest are in explosive growth areas and due to current market conditions are highly undervalued according to Mr. Kandel.

Sarasota has always been an in-demand destination because of weather, beaches, golf, cultural activities and the nationally renowned Sarasota Film Festival.  Due to the seasonality, the population greatly increases during the fall and winter months making single and multi-family maintenance free homes enticing to potential purchasers.  According to Mr. Kandel, a local resident and Realtor, Sarasota has always been very popular to Canadian and European tourists as a winter residence.  Given the current value of the Euro to the weaker dollar, he anticipates that 2008-2009 will be an even stronger year for residential purchases in our area.  This could shrink the inventory even further, eventually increasing pricing.

Just behind Naples and Palm Beach, Sarasota for many years has attracted affluent people both domestically and around the world.  The Ritz Carlton was the latest upscale addition to Sarasota with strong indications that a Waldorf may soon follow.  Even during a down housing market and talk of recession, Sarasota, like its wealthy Florida counterparts, should thrive in comparison to the rest of the country.  According to Mr. Kandel, and his opinions based on local market knowledge, residential sales held their value during the last recession, as astute, affluent investors continued to buy property in this market.  It is for those reasons, 1st & 10 Properties Corporation will purchase as many units in those price ranges as possible to reach our target of IPO status by the fourth quarter of 2008.

The Company will also take advantage of the large transient and tourist population by expanding into apartment developments and self-storage facilities.  As the middle class is shrinking, mostly due to over extensions and foreclosures, the demand for rental units will climb.  Downsizing will come into play as well as the need to ease financial burdens that come with home ownership.

According to Mr. Kandel and his experience with mortgage lenders, they are more willing to deal at this time as their overall inventory of defaulted mortgages is expected to as a new wave of foreclosures should occur and incredible bargains will be available.   The Sarasota market has constantly shown resiliency in good and bad times due to the cultural environment, logistics and amenities.  It is for these reasons 1st & 10 Properties, Corp plans to properly position itself in advance of investment firms potentially purchasing a significant number of properties.  1st & 10 Properties, Corp plans a strong foothold in this market before the established investment companies enter the market. The Company will manage and rent these properties through the 1st & 10 Investment Corp, a soon to be formed full service property management company.    1st & 10 Investment Corp is presided over by its President, Joseph Kandel, and will consist of the following:  A Sarasota office, licensed leasing agents paid by rental commissions, and doing business under a CAM or Community Association Management licensee and will manage, collect rent, supervise needed repairs, and keep records of all rental activities.  Mr. Kandel will oversee all operations including bookkeeping, rental collection, needed repairs and office management.

As additional funds are realized, such funds will be directed to self-storage facilities and 300-400 unit apartment complexes.  With many people moving to South Florida each year and the anticipated influx of baby boomers, there will be a need for storage to get through the adjustment period.  According to Mr. Kandel’s observations and market knowledge, self-storage facilities have been a sound investment, not only due to those in transition, but local small businesses, boaters and large corporations who need additional storage.

1st & 10 Properties, Corp intends to develop these facilities beginning in high growth areas of South Florida and as profits are realized and the Company matures, expanding outside of Florida.  There are several locations between Port Charlotte and Tampa that could be advantageous to development of such facilities.  1st & 10 Properties, Corp will also expand into apartment rental developments.  With the large amount of people losing their homes to foreclosure and lacking the necessary down payment and carrying costs to sustain their homes, renting may be the only viable option for them.  For those not requiring a larger home, apartments with generous amenity packages will appeal to a vast amount of people.  Along with many who relocate to Florida but do not have the capabilities to purchase a home or apartments can make for a solid, in demand investment for years to come.  After researching the market, Mr. Kandel has found that 300-400 units per development is the appropriate number with room for future expansion as the market dictates.

The opportunities in today’s market are unprecedented and demand quick action to lock desirable properties.  If buying low and selling high is the way to prosper, than this is certainly the time to buy.

Mr. Kandel has extensive training in short sales, both on the buyer and seller side and offers a wealth of knowledge, as well as a multitude of contacts in the lending and mortgage field.  Through his knowledge and contacts, Mr. Kandel will have access to many real estate opportunities.

Management has set a minimum of 2.5% of the total offering to enable the Company to commence operations and the initial purchase of properties.

As noted under “Use of Proceeds” the net proceeds from the offering will be used to purchase and develop properties. The majority of the proceeds will be used to purchase foreclosure properties while a small percentage will be utilized to refurbish the property.

 General

According to Mr. Kandel, sub-prime lenders provided loans to homebuyers who either did not have good credit histories or, because of their income, were considered at risk for such loans.  These are homebuyers who, in the past, might not have been able to get a mortgage loan.  But as part of the housing boom over the last several years, the requirements for borrowers lessened and more and more homes were sold to sub-prime buyers.  Buyers in the sub-prime mortgage market were often enticed by adjustable rate mortgages that offered “teaser rates” or lower monthly payments to start.  Many had low monthly payments for the first two years followed by a readjustment for the remainder.

Many people were trapped in their loans and tried to refinance their mortgages to continue the lower monthly payments to continue the process.  Add to that, the appraised value of their homes dropping well below the mortgage amount, and you have the recipe for many of the current housing market problems.

Unlike many parts of the United States, places like Naples, Palm Beach and Sarasota showed an uptick in sales during the last recession.  Many tourists begin with a part time vacation home, and as they find themselves closer to retirement or more financially comfortable, spend more time in our area and need a larger space to accommodate their growing needs.  It is for those reasons Sarasota, as a world-class destination, will always be in demand even in down markets according to Mr. Kandel.

The Market for Our Products

With so many homeowners losing their properties to foreclosure, or having to short-sell to get out from underneath their mortgages, a great opportunity exists for those that have properties for rent.  Despite the current economic climate, according to Mr. Kandel, many people can afford to sustain a rental home but may not have the liquidity to reinvest in another home.  With a rental, they will not have the burden of the mortgage, real estate taxes, insurance, community maintenance fees if applicable or CDD (community development district tax imposed by the developer) if applicable.  These people are anticipated to grow in large numbers over the next 12-24 months.  The Company will seize the opportunity to assist the vast amount of people who need housing, while growing equity for sale when the market appreciates.

Marketing strategies, outlined below, will be targeted in the different media outlets to the many European purchasers as well as those in the United States when it is time to sell our properties.

1st & 10 Properties, Corp will also rehabilitate properties.  Purchasing well below market and selling below market to realize quick cash infusions.  Mr. Kandel and Ms. Shapiro have extensive experience in property rehabilitation.

Marketing Strategy

1st & 10 Properties Corp will direct marketing efforts in the following ways:  Rental units will be marketed by the 1st & 10 Investment Corp, as per our written agreement, to include an Internet rental website, local newspapers, rental magazines and through the local Multiple Listing Service cooperating with local Realtors.  Marketing for the sale of our properties will be done through the Internet, the local MLS, and newspapers.

Target rental audience:  Our marketing efforts will be directed to: (a) Senior citizens.  They make up a large segment of the Florida population with many desiring maintenance free living, or luxury homes near golf or the water.  (b) Those between the ages of 20 and 50, who have lost their homes to foreclosure and will need rentals for the foreseeable future.  (c) Those who are relocating for business or career and who will need 12 months or longer until they become familiar with the market.  In numerous instances, the Company will give the renter first option to purchase the property before offering to the public.

 “Best Efforts” – Minimum and Maximum Sales

We plan to conduct our offering on a “best efforts” basis since there has been no formal commitment for capital through individual subscribers or FINRA Broker-Dealers. Should the minimum net proceeds from the offering be available, the Company will be able to carry out its basic operations and limited planned property acquisition over the next twelve months. We anticipate hiring a number of employees proportionate to the number of properties we would be able to purchase with the minimum proceeds. This is estimated at 3 employees. The Company will continue to seek out additional sources of the required funding.

Should the maximum net proceeds from the offering in the amount of $19,925,000 be available, the Company will be able to carry out full operations and the commencement of planned purchase of 50- 80 properties over the next twelve months. We anticipate hiring a number of employees proportionate to the number of properties we would be able to purchase with the maximum proceeds. This is estimated at more than 15 employees with varying degrees of technical and sales expertise. The Company will not have the need to seek out additional sources of funds if fully subscribed and believes these funds will sustain us well into the second year.

It is anticipated that if either the minimum or maximum sales levels of the offering are obtained, that all planned research and corporate structure will be able to be completed. Similarly the Company has allocated for the leasing of a suitable facility to conduct these operations and may consider the purchase of a building should the maximum net proceeds be available and it would be economically beneficial for the Company. Equipment purchases will also be increased or financed should they be required at each level of sales.

Cash Requirements

In order to fund property purchases, it is our intent to raise net proceeds of $19,925,000 from this public offering. This will allow us to reduce the time frame to become fully operational from several years to less than one year. The following summarizes anticipated cash requirements to achieve these goals. Should we not raise the net proceeds from this offering we would have to acquire debt to fund the cash requirements.

Need for Additional Personnel

It is anticipated that the number of employees may triple during the next twelve months, even with outsourcing many tasks. This assumes that the majority of proceeds are obtained.

Liquidity and Capital Resources

We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or stockholder's equity.

Going Concern

Our independent registered public accounting firm’s report contains a going concern paragraph meaning that to date we have been operational although at times to a limited capacity. Our objective is to remain a going concern, and as previously mentioned, we have no plans to cease operations, declare bankruptcy or liquidate any of the Company’s assets and may have extra funds available as debt financing. As shown in the accompanying financial statements, which include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading, the Company has incurred cumulative net operating losses of $11,327 through September 30, 2008, has a stockholders’ deficit, negative working capital and is considered a company in the development stage. Management plans include the raising of capital through the equity markets to fund future operations and the generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and positive cash flow from operations. Our auditors have concluded in their accountant’s report that these matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Results of Operations

We have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1933, as amended. No revenues were received by us since our formation.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1933, as amended, and expenses associated with locating and evaluating properties. We anticipate that we will not generate revenues other than interest income and may continue to operate at a loss after completing several property sales depending upon the performance of the acquired property.

Substantially all of our working capital needs subsequent to this offering will be attributable to the identification of suitable target properties and thereafter to acquire such properties. Such working capital needs are expected to be satisfied from the net proceeds of this offering. Although no assurances can be made, we believe we can satisfy our cash requirements until sales start of the acquired properties.  Because of the possible indefinite period of time to consummate a property sale and the nature and cost of our expenses related to our search, acquisition, restoration, up keep and sale of a target property, there can be no assurances that we will realize our cash requirements. Prior to the conclusion of this offering we currently anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, escrow agent fees and transfer agent fees. See "Risk Factors."

Need for Additional Financing

We believe that our capital from the minimum offering will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1933, as amended, for a period of approximately one year.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to cover our expenses.

Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash.

Critical Accounting Policies

The preparation of the financial statements requires the use of estimates and assumptions. These affect the classification and valuation of assets, liabilities, income, expenses and contingent liabilities. Estimates and assumptions mainly relate to the useful life of noncurrent assets, the discounted cash flows used in impairment testing and the establishment of provisions for litigation, pensions and other benefits, taxes, environmental protection, inventory valuations, sales allowances, and guarantees. Estimates are based on historical experience and other assumptions that are considered reasonable under the circumstances. Actual values may vary from the estimates. The estimates and the assumptions are continually reviewed.

To enhance the information content of the estimates, certain provisions that could have a material effect on the financial position and results of operations are selected and tested for their sensitivity to changes in the underlying parameters. To reflect uncertainty about the likelihood of the assumed events actually occurring, the impact of a 5 percent change in the probability of occurrence is examined in each case. Analysis has not shown other provisions to be materially sensitive.

Critical accounting and valuation policies and methods are those that are both most important to the portrayal of the Company’s financial position, results of operations and cash flows, and that require the application of difficult, subjective and complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods. The critical accounting policies that we disclose will not necessarily result in material changes to our financial statements in any given period but rather contain a potential for material change. While not all of the significant accounting policies require difficult, subjective or complex judgments, the Company considers that the following accounting policies should be considered critical accounting policies.

Intangible Assets and Property, Plant and Equipment

At September 30, 2008 the Company had intangible assets with a net carrying amount of $0 and property, plant and equipment with a net carrying amount of $0. Intangible assets with finite useful lives and property, plant and equipment are amortized over their estimated useful lives. The estimated useful lives are based on estimates of the period during which the assets will generate revenue.

Intangible assets with finite useful lives and property, plant and equipment are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may no longer be recoverable. Goodwill and intangible assets with indefinite useful lives must be tested annually for impairment. In compliance with SFAS No. 142 (Goodwill and Other Intangible Assets), impairment losses are measured by comparing the carrying amounts to the fair value for intangible assets and to implied fair value for goodwill. Where it is not possible to estimate the impairment loss for an individual asset, the loss is assessed on the basis of the discounted cash flow for the cash-generating unit to which the asset belongs. Estimating the discounted future cash flows involves significant assumptions, especially regarding future sales prices, sales volumes and costs. The discounting process is also based on assumptions and estimations relating to business-specific costs of capital, which in turn are based on country risks, credit risks as well as additional risks resulting from the volatility of the respective line of business. The present value of future cash flows measures an asset’s value based on our continuing use of the asset and its retirement at the end of its useful life.

Stock based compensation

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123R related to accounting for stock-based compensation. As a result, stock options are measured based on the grant-date fair value of the award.

FORWARD-LOOKING INFORMATION

CERTAIN STATEMENTS IN THIS DOCUMENT ARE FORWARD-LOOKING IN NATURE AND RELATE TO TRENDS AND EVENTS THAT MAY AFFECT OUR FUTURE FINANCIAL POSITION AND OPERATING RESULTS. THE WORDS "EXPECT" "ANTICIPATE" AND SIMILAR WORDS OR EXPRESSIONS ARE TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS SPEAK ONLY AS OF THE DATE OF THE DOCUMENT; THOSE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ARE INHERENTLY UNCERTAIN AND SHOULD BE VIEWED WITH CAUTION. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS AS A RESULT OF MANY FACTORS, INCLUDING CHANGES IN ECONOMIC CONDITIONS AND OTHER UNANTICIPATED EVENTS AND CONDITIONS. IT IS NOT POSSIBLE TO FORESEE OR TO IDENTIFY ALL SUCH FACTORS. WE MAKE NO COMMITMENT TO UPDATE ANY FORWARD-LOOKING STATEMENT OR TO DISCLOSE ANY FACTS, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS DOCUMENT THAT MAY AFFECT THE ACCURACY OF ANY FORWARD-LOOKING STATEMENT.

Financial Planning and Historical Information

The Issuer spent considerable funds to establish the Company and bring all records current relating to its financial statements and corporate standing.

Ownership of Common Stock

The Company’s authorized capitalization is currently comprised of 50,000,000 shares of $.00001 par value per share Common stock. Of these, 26,210,000 shares of Common will be outstanding following the completion of this Offering. Assuming that the maximum number offered of 10,000,000 Common Shares is sold, insiders will own 62% of the Company's issued and outstanding common stock. See "Management" and "Risk Factors - Control by Management."

In addition, shares of authorized Common stock will be reserved for employee benefit plans and director’s stock option plans. The details of eligibility and operation of these plans will be established by the Board of Directors at a later date.

Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 31, 2008, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1933 ("Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of common shares authorized is 50,000,000 shares, each of which is $.00001 per share par value. 210,000 shares have been issued to parties owning less than 5% of the outstanding shares. 16,210,000 shares have been issued and are outstanding as follows:

Principal Shareholders Showing Shares Beneficially Owned Prior to Offering- Number/ Percent

Total shares of controlling group of 2
Common 15,000,000 / 92.59%

Shares Beneficially Owned After Offering - Number /Percent

Total shares of controlling group of 2
Common 15,000,000 / 87.20%

Other Directors
Less than 5% 0 0.0%
Outside Shareholders 0 0.0%

Total shares   Common 16,210,000 100.00%

Directors and officers as a group – 15,000,000 shares

Joseph Kandel, President/CEO and Barbara Shapiro, Vice President are siblings.

Management

There are currently four (4) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

NAME, AGE, OFFICE, SERVICE DATE COMMENCED

Joseph Kandel* 50, President, Chief Executive Officer, Director 2008
Barbara Shapiro* 51, Vice-President/COO, Secretary/ Treasurer and Director 2008
Steve Seligsohn* 50, Director, 2008
Kenneth Brand* 64, Director, 2008
* Indicates Board Member

All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Our officers serve at the discretion of the Board of Directors. We intend to increase the board from its present four (4) members by adding outside directors at our next shareholders meeting.

Our management team brings more than thirty years of experience in the fields critical to the success of the corporation. They involve but are not limited to management, marketing, real estate.

The officers and directors are set forth below.

Joseph Kandel

President /CEO and Director:
Mr. Kandel has been our President and CEO since our inception in 2008. He has long been involved in many aspects of the real estate business. He operated a real estate business from May 1996 to June 2007 that involved construction, rehabbing and selling of condominiums and homes.  Mr. Kandel has over 20 years of experience in real estate sales techniques beginning in March 1996. His expertise has progressed to property development and management. Mr. Kandel has hands on experience working with varied materials and has designed, developed and contributed to building several houses. Mr. Kandel specializes in marketing and selling short-sale properties, as well as creating residential resale markets to obtain maximum resale pricing and return on investment.  Accolades for Mr. Kandel includes:  Top franchisee for T.J. Cinnamon’s Bakeries 1986-1992, a top sales producer for WCI Realty and DiVosta Homes in Naples and Sarasota Florida during the years of 1998, 2003,2004,2005, and number one Sports Anchor in the market for KTEN-TV in Ada, Oklahoma October to December 1982.   His related experience includes real estate investment motivational speaking from January 2005 to present and public relations in the media from January 1980 to November 1986.  Mr. Kandel is a graduate of Broadcast Center, St Louis, MO and holds a Bachelor of Science degree in Broadcasting/Journalism.  1980

Barbara Shapiro

Vice President/COO, Secretary and Director:
Ms. Shapiro joined 1st & 10 Properties, Corp. as Vice President/COO-Director in 2008.  She brings 25 years of diverse career experience in business operations from management and administration to sales and marketing, working primarily with high net-worth individuals. From 1980 through 2008, she concurrently provided consulting services in interior design, radiant heat design and residential rehabilitation.  Ms. Shapiro has a Bachelor of Fine Arts degree from Stephens College 1979 and is an associate member of ASID. (American Institute of Interior Designers)  She has been investing in real estate since 2002 and currently owns several properties in Southwest Florida.  Ms. Shapiro has been rehabbing residential and commercial properties since 2002 under her company Interior Lifespaces, LLC.  As an Officer, we will be relying on her experience and may hire her company to perform future services on an as needed basis.

Steve Seligsohn
Director:
Steve Seligsohn has a twenty-five year track record in the commercial real estate business. He has completed investment sales totaling more than $600 Million. As a co-founder of Westwood Net Lease Advisors, he focuses on triple net and tenants in common investments. Steve began his career as a certified public accountant with an international firm. As such, he brings extensive financial knowledge to each transaction. Throughout the course of his impressive professional career, Steve has brokered transactions with hundreds of individuals, major corporations, and institutional clients including: AT&T, Washington University and its School of Medicine, The Equitable, Nations Bank, Private Client Group, TIAA-CREF, and the Teachers Annuity Pension Fund. Steve leads Westwood’s impressive staff of Client Advisors and has been instrumental in shaping his brokerage into a leading real estate company.

Kenneth Brand
Director:
Kenneth Brand has extensive experience in Real Estate, holding Brokers licenses in both Florida and Tennessee.  With over thirty years in the Real Estate profession, Mr. Brand currently owns two Real Estate offices in Florida and is a partner in two residential developments in the Gatlinburg Tennessee area.  During the years 2002 through 2006, Mr. Brand served as President and CEO of the public company Central Wireless Inc., with a shareholder basis of two billion shares outstanding.  The company entered into a reverse merger with Summit Medical Technologies at which time he resigned as President and CEO of the company.

Executive Advisory Board

We will establish an informal executive advisory board, appointed by Mr. Joseph Kandel. The role of the executive advisory board is to be available to assist our management with general business and strategic planning advice.

Executive Compensation

No officer or director has received any compensation. Until the Company acquires additional capital, it is not intended that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Stock Options

We have not adopted any formal stock option plans to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants.

Other Transactions

All transactions between our company and its officers, directors and 5% or more shareholders are intended to be on terms no less favorable to the Company than that which could be obtained from independent third parties.

Directors' Compensation

Members of the executive advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

At present we have not entered into individual indemnity agreements with our officers or directors. However, our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not required to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. We have obtained several premium quotations but have not entered into any contract with any insurance company to provide said coverage as of the date of this offering. There is no assurance that we will be able to obtain such insurance.

Key Man Life Insurance

Life insurance on Joseph Kandel is expected to be purchased after the effective date of this offering in amounts up to $5 million payable to the Company.  We are planning to purchase such insurance towards the cross purchase of shares from the estate of an officer or director and to provide us with the capital to replace the executive loss (executive search for successor, etc.). The cost of such insurance is not expected to be material.

Conflicts of Interest

None of our officers will devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of our business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Certain Transactions

We shall not make any loans to any officers or directors following this offering. Further, we shall not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates.

None of our officers, directors, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by us through security holdings, contracts, options, or otherwise.

We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount such a stock issuance might be made.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of the Company except as described under "Executive Compensation" above.

We maintain a mailing address at the residence of our company president, for which the company does not pay rent and for which we anticipate not paying rent in the future. We anticipate that our office will be moved, but cannot predict future office or facility arrangements with our officers, directors or affiliates.

Description of Securities

All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Florida law and to the provisions of our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

We are authorized to issue 50,000,000 shares, at a par value of $.00001 per share. As of the date of this prospectus, there are 16,210,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital common stock of the Company will consist of 26,210,000 shares. This assumes that 10,000,000 shares which is the maximum number of shares offered, are sold through our self underwriting

You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors.

You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions if declared by the Board of Directors out of funds legally available, based upon the percentage of common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock is and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and non-assessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially reduces the liquidation value of your shares.

You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock. We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of the percentage ownership that you hold.

Shares Eligible for Future Sale

Upon completion of this offering, we will have 26,210,000 common shares issued and outstanding assuming all the 10,000,000 maximum number of shares offered herein are sold through our self underwriting. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

There will be approximately 16,000,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one half (1/2) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a one half (1/2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, pursuant to Rule 701 promulgated under the Securities Act.

As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

Available Information

We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-11 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address of such site is <http://www.sec.gov>.

We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the President of 1st & 10 Properties, Corp., Mr. Joseph Kandel, 7918 INDIGO RIDGE TERRACE, BRADENTON FL 34201, Tel# 941-284-4117

Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares upon the successful completion of the minimum number shares of this offering.  If the minimum number of shares is not achieved by the expiration date of this offering, then all escrowed funds will be returned to the subscriber.

You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 8. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Dividend Policy

We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.

Stock Transfer Agent

Our transfer agent and registrar of the Common Stock is Island Stock Transfer, L.L.C., 100 Second Avenue S, Suite 100 N, St. Petersburg, FL 33701

Escrow Agent

All gross proceeds from the offering shall be deposited promptly into an escrow account maintained by an "insured depository institution." Wire transfer instructions are shown in the subscription documents.

The deposit account records of the insured depository institution shall provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with section 330.1 of the regulations of the Federal Deposit Insurance Corporation [12 CFR 330.1], and the records of the escrow agent, maintained in good faith and in the regular course of business, shall show the name and ownership interest of each party to the account.

This will be a non-interest bearing escrow or trust account until the funds are released and will be released to the Company only upon the completion of the minimum of this offering.  Funds will be promptly returned to the investors if the minimum is not reached after the offering terminates.

Experts

The financial statements of 1st & 10 Properties, Corp. as of September 30, 2008 have been audited by Malone & Bailey, PC, an independent registered public accounting firm, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

Litigation

There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

There is no underwriter for this offering. Therefore, prospective investors will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered as well as other matters. As we have never engaged in the public sale of our common stock, we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurance as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

1st & 10 Properties, Corp.
(A Development Stage Enterprise)

FINANCIAL STATEMENTS

From Inception Through September 30, 2008

CONTENTS	PAGE

Report of Independent Registered Public Accounting Firm	F 1

Balance Sheet	F 2

Statement of Expenses	F 3

Statement of Shareholders’ Deficit	F 4

Statement of Cash Flow	F 5

Notes to Financial Statements	F 6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
1st & 10 Properties, Corp.
Bradenton, FL
(A Development Stage Company)

We have audited the accompanying balance sheet of 1st & 10 Properties, Corp. (a development stage company) as of September 30, 2008 and the related statement of expenses, changes in shareholders' deficit, and cash flows for the period from February 19, 2008 (Inception) through September 30, 2008. These financial statements are the responsibility of 1st & 10 Properties, Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. 1st & 10 Properties, Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of 1st & 10 Properties Corp.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st & 10 Properties, Corp. as of September 30, 2008 and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that 1st & 10 Properties, Corp. will continue as a going concern. As discussed in Note 3 to the financial statements, 1st & 10 Properties, Corp. has no revenues and no assets as of September 30, 2008. These conditions raise substantial doubt as to its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, P.C.
www.malone−bailey.com
Houston, TX

December 29, 2008

1st & 10 Properties, Corp
(A Development Stage Company)
Balance Sheet
As of September 30, 2008

ASSETS
Deferred offering costs	$2,500

Total Current Assets
TOTAL ASSETS	$2,500
LIABILITIES
Current Liabilities
Account Payable	$3,100
Advance from Shareholders	10,565
TOTAL LIABILITIES	13,665
SHAREHOLDERS DEFICIT
Common Stock, $0.00001 par value, 50,000,000 shares authorized, 16,210,000 issued and outstanding	162
Deficit accumulated during the development stage	(11,327)

TOTAL SHAREHOLDERS DEFICIT	(11,165)
TOTAL LIABILITIES AND SHAREHOLDERS DEFICIT	$2,500

See the summary of significant accounting policies and notes to the financial statements.

1st & 10 Properties, Corp
(A Development Stage Company)
Statement of Expenses
Period from February 19, 2008 (inception) through September 30, 2008

Expenses:
General & Administrative	$11,327

Net Loss	$(11,327)

Net loss per share	$(0.00)
Weighted average shares outstanding	16,205,536

See the summary of significant accounting policies and notes to the financial statements.

1st & 10 Properties, Corp
(A Development Stage Company)
Statement of Shareholders’ Deficit
Period from February 19, 2008 (inception) through September 30, 2008

	Common Shares	Par	Additional paid-in capital	Deficit Accumulated During The Development Stage	Total

Founders shares issued for cash at $.00001 per share	16,200,000	$162	$-	$-	$162

Shares issued for services at $.00001 per share	10,000	-	-	-	-

Net loss	-	-	-	(11,327)	(11,327)

Balance at September 30, 2008	16,210,000	$162	$-	$(11,327)	$(11,165)

See the summary of significant accounting policies and notes to the financial statements.

1st & 10 Properties, Corp
(A Development Stage Company)
Statement of Cash Flow
Period from February 19, 2008 (inception) through September 30, 2008

Cash Flows from Operations:
Net Loss	$(11,327)

Adjustments:
Payables & Accrued Expense	3,100

Net Cash Flow from Operations	(8,227)

Cash Flows from Financing Activities
Proceeds from sale of stock	162
Advance from Shareholders	10,565
Deferred financing costs	(2,500)
Net Cash Flow from Financing	8,227

Change in Cash	-
Cash at Beginning of Period	-

Cash at End of Period	$-

See the summary of significant accounting policies and notes to the financial statements.

1st & 10 Properties, Corp
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – ORGANIZATION AND BACKGROUND

1st & 10 Properties, Corp. was incorporated in Florida on February 19, 2008. 1st & 10 Properties was formed to invest in Real Estate.  1st & 10 Properties is in the development stage and has not commenced operations and currently devotes substantially all its efforts towards establishing business operations and raising capital.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents - 1st & 10 Properties considers short-term investments with an original maturity of three months or less to be cash equivalents. At the date of the financial statements, 1st & 10 Properties had no cash equivalents.

Organizational and Offering Costs- Organizational costs are expensed when incurred.  Offering cost consist of legal, accounting, regulatory, and general business fees incurred through the balance sheet date that are related to the Company’s Initial Public offering. Accordingly, approximately $2,500 of offering costs have been capitalized until the offering is completed at which time the costs will offset the proceeds received from the offering.

Income taxes - Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.   1st & 10 Properties has net operating loss carry forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that 1st & 10 Properties will not realize a future tax benefit, a valuation allowance is established.

Basic and diluted net loss per share – Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. Basic and diluted loss per share are the same due to the absence of common stock equivalents.

Stock based compensation - Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. 1st & 10 Properties, Corp. accounts for compensation cost for stock based compensation in accordance with SFAS No. 123R.

1st & 10 Properties, Corp. accounts for share based payments to non-employees in accordance with EITF 96-18 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recently issued accounting pronouncements – In December 2007, the FASB issued Statement SFAS No. 141, Business Combinations (SFAS 141R), and Statement of Financial Accounting Standards No. 160, Accounting and Reporting of Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). SFAS 141R and SFAS 160 will significantly change the accounting for and reporting of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS 141R retains the fundamental requirements in Statement 141, Business Combinations, while providing additional definitions, such as the definition of the acquirer in a purchase and improvements in the application of how the acquisition method is applied. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests, and classified as a component of equity. These Statements become simultaneously effective January 1, 2009. Early adoption is not permitted. We do not expect the adoption of this pronouncement to have an immediate impact on our operating results, financial position or cash flows.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value (the Fair Value Option). Election of the Fair Value Option is made on an instrument-by-instrument basis and is irrevocable. At the adoption date, unrealized gains and losses on financial assets and liabilities for which the Fair Value Option has been elected would be reported as a cumulative adjustment to beginning retained earnings. If the Company elects the Fair Value Option for certain financial assets and liabilities, the Company will report unrealized gains and losses due to changes in fair value in earnings at each subsequent reporting date. The provisions of SFAS 159 are effective at its inception.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (SFAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This pronouncement applies to other standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. The provisions of SFAS 157 are effective for the Company at its inception.

1st & 10 Properties does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, 1st & 10 Properties has no revenues and substantially no assets as of September 30, 2008. These conditions raise substantial doubt as to our ability to continue as a going concern. In response to these conditions, 1st & 10 Properties may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals. The financial statements do not include any adjustments that might be necessary if 1st & 10 Properties is unable to continue as a going concern.

NOTE 4 – COMMON STOCK

At inception, 1st & 10 Properties issued 16,200,000 shares to the founders for subscription receivable of $162 and subsequently the company received the cash of $162.

1st & 10 Properties issued 10,000 shares of common stock to a third party for bookkeeping services.  The shares were valued at par which was the price paid for shares by the founders which approximates the fair value.  This resulted in an immaterial expense.  The third party was paid cash as well for the bookkeeping services.

NOTE 5 – ADVANCE FROM SHAREHOLDER

Since inception, a shareholder has paid various expenses on behalf of the Company totaling $10,565.  These funds were used to establish the operating account and fund organization fees.  The loans are verbal, due on demand, unsecured and bear no interest.

NOTE 6 – COMMITMENTS

As of September 30, 2008, 1st & 10 Properties had not entered into any real estate or operating lease commitments.  The office of the president is being used on a rent-free month-to-month basis.

NOTE 7 - INCOME TAXES

1st & 10 Properties uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period from inception through September 30, 2008, 1st & 10 Properties incurred a net loss and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $11,327 at September 30, 2008, and will expire in the year 2028.

At September 30, 2008, deferred tax assets consisted of the following:

Deferred tax assets:
Net operating losses	$1,700
Less: valuation allowance	(1,700)

Net deferred tax asset	$-

Dealer Prospectus Delivery Obligation
Until ______________, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		INITIAL PUBLIC OFFERING

		10,000,000

		COMMON SHARES

Summary	4
Risk Factors	6	1st & 10 Properties, Corp.
Use of Proceeds	9
Plan of Distribution	10
Capitalization	10
Dilution	10
Business	11
Management Discussion of Analysis
of Condition and Results of Operations	13
Ownership of Common Stock	15
Principal Shareholders	16
Management	16
Certain Transactions	18
Description of Securities	18
Shares Eligible for Future Sale	19
Available Information	19	_________________
Dividend Policy	20
Stock Transfer Agent	20	Prospectus
Escrow Agent	20	_________________
Index to Financial Statements	21

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. Other Expenses of issuance and distribution

SEC Registration Fee $786.00
Blue Sky Fees and Expenses $1,000 / $10,000.00
Legal Fees and Expenses $6,500.00 / $46,000.00
Printing and Engraving Expenses $4,000.00 / $12,000.00
Accountant's Fees and Expenses $3,500.00 / $7,000.00
Total $15,370.00 / $75,370.00

The foregoing expenses, except for the SEC fees, are estimated. Estimates are for minimum /maximum.

ITEM 32. Sales to Special Parties.

ITEM 33. Recent Sales of Unregistered Securities.

(a) Unregistered Securities Sold since inception:

ALL 1st & 10 Properties, Corp. COMMON STOCK ISSUANCES OTHER THAN FOR CASH

The following sets forth information relating to all previous issuances of common stock by the Registrant that are at least two years prior which sales were not registered under the Securities Act of 1933, as amended, but were sold or issued under reliance upon Section 4(2) of said Act among possible other exemption or exemptions.

The following issuances of common stock listed below totaling 210,000 shares were in exchange for various business services to be provided to the company and were issued as founder shares:

NAME SHARES Aggregate Value of Services

Worldwide Financial Solutions (consulting) 200,000 shares
Steve Flamm (audit review) 5,000 shares
Marathon Advisors (CPA) 5,000 shares

The following sets forth information relating to previous issuances of common stock by the Registrant that are less than two years prior which sales were not registered under the Securities Act of 1933.

The following sets forth information relating to all previous issuances of common stock by the Registrant that are at not two years prior which sales were not registered under the Securities Act of 1933.

The previous list of all shares issued for other than a cash sales that are at least two years prior  -0 -

Cash sales of the Company’s common stock –0-
Total shares sold for cash and all other transactions total –0-

No advertising or general solicitation was employed in offering the shares. The shares were offered for investment only and not for the purpose of resale or distribution. All of the shares issued to the aforementioned persons bear restrictive legends preventing their transfer except in accordance with the Securities Act of 1933, as amended, and the regulations promulgated there under.

ITEM 34.  Indemnification of Officers and Directors

The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

At present we have not entered into individual indemnity agreements with our Officers or Directors. However, our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under New York law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 35. Treatment of Proceeds from Stock Being Registered.

All consideration received by this registration will be credited to the capital account of the company after escrow is released.

ITEM 36 – Financial Statements and Exhibits.

FINANCIAL STATEMENTS From Inception Through September 30, 2008

CONTENTS INCLUDED IN PROSPECTUS	PAGE

Report of Independent Registered Public Accounting Firm	F 1

Balance Sheet	F 2

Statement of Expenses	F 3

Statement of Shareholders’ Deficit	F 4

Statement of Cash Flow	F 5

Notes to Financial Statements	F 6

EXHIBITS Exhibit 3.1 Articles of Incorporation
Exhibit 3.2 Bylaws of 1st and 10 Properties, Corp.
Exhibit 4.1 Subscription Agreement
Exhibit 5.1 Consent of and Opinion of Counsel
Exhibit 23.1 Consent of Accountant

Item 37. Undertakings.

Furnish the undertakings required by Item 512 of Regulation S-K (§229.512 of this chapter).

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

       To include any prospectus required by section I O (a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration   statement;

      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange
Act of 1933, the undersigned Registrant hereby undertakes to file with the
Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the
Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers, and controlling persons of the
Registrant pursuant to our certificate of incorporation or provisions of New
York law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)
of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Kandel as their true and lawful attorneys-in-fact and agent, with full power of substitution, each with power to act alone, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on December 30,2008.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following. persons in the capacities and on the dates indicated.

1st & 10 Properties, Corp.__ (Issuer)

Name	Title	Date

/s/ Joseph Kandel	President and Chief Executive Officer (Principal Executive Officer)	January 2, 2009
/s/ Barbara Shapiro	Chief Operations Officer (Vice President, Secretary)	January 2, 2009
/s/ Steve Seligsohn	Director	January 2, 2009
/s/ Kenneth Brand Xxxxx	Director	January 2, 2009